Exhibit 99.1

Spine Injury Solutions Announces Results for the Fiscal Full Year Ended December 31, 2017
Interactive video investor conference call for today, Thursday, March 29, 2018 at 4:20 p.m. (EDT) to discuss the company's financial results for fiscal year end 2017

 March 29, 2018 -- Spine Injury Solutions, Inc. (OTCQB: SPIN), today announced financial results for its fiscal 2017 year ended December 31, 2017.
Dr. William Donovan, Chairman and Chief Executive Officer commented, "Fiscal 2017 marked a year of substantial progress in our commercialization efforts and our national affiliate expansion plans for Quad Video Halo.  We continue to see significant interest in our Quad Video Halo through discussions with potential decision-makers and partners. We concluded the year with four Quad Video Halo systems in operation and 780 procedures conducted in 2017. The Quad Video Halo system continues to meet all of its performance requirements, and the level of satisfaction among doctors and patients continue to support and validate our entire business model.”
Dr. Donovan further stated, "I am pleased to announce we have affiliate programs in Houston, Odessa, Tyler, and one in New Mexico. We are focusing our efforts on expanding our footprint by entering new states through the collaboration with doctors and affiliates by making the Quad Video Halo system available strategically based on geographics and market need.”

 2017 Financial Highlights
•	We collected $387k in collections 4Q17 bringing total collections to $17,900,000 since inception
•	YOY cash provided (used) from Operations in 2017 vs 2016 - ($149,806) in 2017 vs $202,614 in 2016
•	Gross margin increased to 70% in 2017 vs 68% in 2016
•	Net loss in 2017 was $405,924 vs $755,945 in 2016
•	EPS (loss) (-.02) in 2017 vs (-.04) in 2016
•	Non cash charges totaled $309,991 in 2017 compared to $789,135 in 2016
•	Collections in 2017 totaled $1,799,201 vs $2,378,793 in 2016
Dr. William Donovan, continued; “Although we are pleased with our overall performance, we faced a number of events that adversely affected our operations. One of the major causes of the lower revenues was Hurricane Harvey. This devastated Houston and prevented many patients from getting to our Houston affiliate’s office for examinations and treatments. Most patients spent 2-3 months trying to clean up from the floods. Our office in Houston was closed for 2 full weeks and was only partially open for the next 2 months.”

Results of Operations
For the year ended December 31, 2017 versus 2016:
We recorded $1,855,615 in net revenues with $571,769 in costs of services and gross profit of $1,283,846 for the year ended December 31, 2017 as compared to $2,117,078 in net revenues with $689,101 in costs of services and gross profit of $1,427,977 for the year ended December 31, 2016.

 We recognize revenue by reference to “net revenue,” which is gross amounts billed using CPT codes less account discounts that are expected to result when individual cases are ultimately settled.  A discount rate of 48% based on settled patient cases, was used to determine net revenue during 2017 and 2016. Accordingly, we had gross revenues of $3,059,327 with net revenues of $1,855,615 for the year ended December 31, 2017, versus gross revenues of $3,537,791 with net revenues of $2,117,078 for the year ended December 31, 2016.
Expenses
For the year ended December 31, 2017 versus 2016:
Operating, general and administrative expenses for the year ended December 31, 2017 were $1,624,717 as compared to $2,087,266 for the year ended December 31, 2016.
Bad debt expense, included in operating, general and administrative expenses, totaled $270,000 and $683,338, respectively, for the years ended December 31, 2017 and 2016.
Other income (expense) for the year ended December 31, 2017 was an expense of $49,365 as compared to expense of $50,995 for the year ended December 31, 2016. For the twelve months ended December 31, 2017, other income of $6,357 offset by expenses of $55,722.  For the year ended December 31, 2016, other income was $7,057 offset by expenses of $58,502.
Net Income or Loss
For the year ended December 31, 2017 versus 2016:
Net loss for the year ended December 31, 2017 was $405,924 compared to net loss of $755,945 for the year ended December 31, 2016.
Liquidity and Capital Resources
For the year ended December 31, 2017 versus 2016:
During 2017, cash used in operating activities was $149,806 as compared to $202,616 of cash provided in 2016.

Cash flows used in financing activities totaled $25,000 for the year ended December 31, 2017, consisting of a payment of current debt of $75,000, and $50,000 of draws on our line of credit. For the year ended December 31, 2016, cash flows used from financing activities totaled $120,000, consisting of a payment of long-term debt of $250,000 draws of $130,000 on the line of credit.
Conclusion
Dr. Donovan concluded, "We continue to be optimistic by our commercial progress and the positive market feedback we have been receiving about the Quad Video Halo.  We are continuing to discuss new opportunities with potential affiliate partners as part of our business development efforts. We are encouraged by the opportunities in our target markets, which we believe can derive significant benefits for doctors and patients.”
Conference Call Details
Conference Call: An investor's conference call with management will be held Today, Thursday, March 29, at 4:20 p.m. (EDT). The call may be accessed either by phone alone, which will not allow asking questions, or by phone and/or VOIP with headset after internet log-in with an on screen provided Audio Pin # which will allow verbally asking questions.  Questions can also be typed into an online chat screen at any time during the presentation or Q & A period.
Access to the Call:  To use the internet link, you must register prior to access. So we suggest you complete the registration and get your log-in information in advance of the start of the presentation.  You can register at any time. As mentioned above, the call is Today, March 29, at 4:20 p.m. (EDT).
Click or paste the link below in your browser for registration and web access to the presentation and follow the online instructions:
Date: Thursday, March 29, 2018
Time: 4:20 p.m. Eastern Time
Conference Dial-in Number:  1-213-929-4212
Participant Access Code:  923-012-119
Registration URL: https://attendee.gotowebinar.com/register/4951556447254633730
 Webinar ID: 310-099-539
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Andrew Barwicki at 1-516-662-9461.

Telephone Dial-in and/or VOIP which provides Q&A: To ask a question using your telephone, you must be logged in online where a unique Audio PIN# will be provided to you on screen after you log-in to the presentation console.  You must use the pin to hear the call on the phone. During the presentation, all will be muted until the Q&A portion. Questions can be asked by typing in the question in the provided questions link on the provided console at any time during the presentation and will be answered during the Q&A.
The Q & A will be moderated, but without an operator, and will be open to all questions after the formal presentations.  Review this new short YouTube tutorial video for pointers on how to use the Webinar Features. (This is just a demo. Do not use the numbers or codes on this demo. Use what is provided above.)
YouTube webinar instructions: https://www.youtube.com/watch?v=61o5cMOhYls
If you use the telephone, but are NOT also online, you will be able to hear the presentation plus Q & A, but will remain in "listen only" mode for the duration of the call and not allowed to ask questions.
Conference Play Back:  A video replay of the conference call presentation will be available several hours after the completion of the call at the company website:
http://www.SpineInjurySolutions.com
About Spine Injury Solutions, Inc:
We are a medical services and technology company facilitating diagnostic services for patients who have sustained spine injuries resulting from traumatic accidents. We deliver turnkey solutions to spine surgeons, orthopedic surgeons  and other healthcare providers that provide necessary and appropriate treatment of musculo-skeletal spine injuries resulting from automobile and work-related accidents. Our technology and funding services help reduce the financial burden on healthcare providers that provide patients with early-stage diagnostic testing and non-invasive surgical care, preventing many patients from being unnecessarily delayed or inhibited from obtaining needed treatment. We believe that our services and technology brings strong transparency and impartiality to all parties involved in the settlement of patient cases.
Additional information about the company, along with a video replay of most recent Investor Conference Call can be found at its website at www.spineinjurysolutions.com.
About Quad Video HALO, Inc.:
A wholly owned subsidiary of Spine Injury Solutions, Inc. Quad Video HALO, Inc. brings surgeons and interventional pain doctors the technology to provide Transparency of their surgical procedures.  The Quad Video Technology V3.0 and HALO Rx creates a digital turnkey video and audio documentation solutions that integrates multiple views from other OR/treatment imagining sources with several other viewpoints just outside the sterile field.

Additional information about QVH, can be found at its website at www.QuadVideoHalo.com
Forward-Looking Statements: This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations, healthcare services demands, changes in healthcare practices, government regulation, and other factors over which the company has little or no control. The company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the company's recent filings with the SEC.
 Investor Relations Contact:
Andrew Barwicki
Barwicki Investor Relations Inc.
 Phone: 516-662-9461